EXHIBIT 99.1

WestRock Reports Strong Growth In Fiscal 2018 Third Quarter Results – Net Sales Increased 12% and Segment EBITDA Increased 30%

ATLANTA, Aug. 02, 2018 (GLOBE NEWSWIRE) -- WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal third quarter ended June 30, 2018.

Third Quarter 2018 Highlights

  Earned $1.03 per diluted share, a 20% decrease compared to $1.29 per diluted share in the prior year quarter. The prior year earnings per diluted share included a $191 million, or $0.75 per diluted share, gain on the sale of the company’s former Home Health & Beauty business (“HH&B”).
  Earned $1.09 of adjusted earnings per diluted share, a 47% increase over the $0.74 earned in the prior year quarter. Adjusted earnings per diluted share excludes the aforementioned gain on sale of HH&B.
  Increased net sales by $442 million, or 12%, and Segment EBITDA by $177 million, or 30%, compared to the prior year quarter.
  Increased Corrugated Packaging Segment EBITDA by $111 million, or 30%, compared to the prior year quarter. The segment delivered a Segment EBITDA margin of 21.2% and a North American Adjusted Segment EBITDA margin of 23.0%, up 390 and 420 basis points, respectively, compared to the prior year quarter.
  Increased Consumer Packaging segment net sales by $324 million, or 21%, and Segment EBITDA by $55 million, or 26%, compared to the prior year quarter.
  Achieved the $1 billion synergy and performance improvements goal the company set at the inception of WestRock.
  The effective tax rate for the quarter was 23.7% and the adjusted tax rate was 22.5%.
  Continued integration planning for the acquisition of KapStone Paper and Packaging Corporation (“KapStone”), which is expected to close by the end of the calendar year, subject to obtaining antitrust clearance in the United States, KapStone stockholder approval and customary closing conditions.

“Our WestRock team delivered significant margin and cash flow improvement in the third fiscal quarter, evidence that our strategy, operational performance, and productivity efforts are delivering value for our stockholders,” said Steve Voorhees, chief executive officer. “With our productivity performance in the quarter, we achieved our goal of a run rate of more than $1 billion of synergy and performance improvements. We are on track to achieve our financial goals for the year and are well positioned to build on our success in fiscal 2019.”

Consolidated Financial Results

WestRock’s performance for the three months ended June 30, 2018 and June 30, 2017 (in millions):

	Three Months Ended
	June 30, 2018	June 30, 2017	Change

Net sales	$4,137.5	$3,695.6	$441.9

Segment income	$453.7	$318.9	$134.8
Non-allocated expenses	(8.8)	(9.4)	0.6
Depreciation	231.1	213.2	17.9
Amortization	86.0	62.0	24.0
Less: Deferred financing costs	(1.7)	(1.1)	(0.6)
Segment EBITDA	$760.3	$583.6	$176.7
Inventory step-up, net of LIFO	-	13.9	(13.9)
Adjusted Segment EBITDA	$760.3	$597.5	$162.8

The $442 million increase in net sales compared to the prior year quarter was primarily attributable to $129 million of increased Corrugated Packaging segment sales driven principally by higher selling price/mix and $324 million of increased Consumer Packaging segment sales, primarily due to the contribution from the Multi Packaging Solutions International Limited (“MPS”) acquisition.

The $135 million increase in segment income was primarily due to $90 million of increased Corrugated Packaging segment income and $36 million of increased Consumer Packaging segment income. Consumer Packaging’s segment income in the third quarter of fiscal 2017 was reduced by $13 million as a result of an acquisition inventory step-up charge related to the MPS acquisition. Adjusted Segment EBITDA increased 27% compared to the prior year quarter.

Additional information about the changes in segment sales and income is included in the discussions below.

Restructuring and Other Items

Restructuring and other items during the third quarter of fiscal 2018 included the following pre-tax costs:

  $7 million of restructuring costs, primarily associated with the consolidation of operations
  $7 million of integration costs
  $3 million of acquisition costs, principally related to the planned KapStone acquisition

Cash Provided By Operating, Financing and Investing Activities

Net cash provided by operating activities was $772 million in the third quarter of fiscal 2018 compared to $589 million in the prior year quarter, primarily due to higher cash earnings and a decreased use of working capital. Total debt was $6.5 billion at June 30, 2018. Consistent with WestRock’s disciplined capital allocation strategy, during the third quarter WestRock invested $239 million in capital expenditures, paid $110 million in dividends and returned $101 million to stockholders in stock repurchases.

Segment Results

Corrugated Packaging Segment

	Three Months Ended
	June 30, 2018	June 30, 2017	Change

Segment net sales	$2,290.5	$2,161.2	$129.3

Segment income	$313.5	$223.9	$89.6
Depreciation	142.9	127.5	15.4
Amortization	29.0	23.0	6.0
Segment EBITDA	$485.4	$374.4	$111.0
Inventory step-up, net of LIFO	-	0.7	(0.7)
Adjusted Segment EBITDA	$485.4	$375.1	$110.3

Operating Highlights for the Three Months Ended June 30, 2018 compared to June 30, 2017:

  The Corrugated Packaging segment delivered a Segment EBITDA margin of 21.2% and a North American Adjusted Segment EBITDA margin of 23.0%, up 390 and 420 basis points, respectively.
  Brazil Adjusted Segment EBITDA margin was 28.3%, up 320 basis points.
  Segment sales increased $129 million, primarily due to an estimated $176 million of higher corrugated selling price/mix that was partially offset by $34 million of lower recycling sales that were driven by lower recovered fiber prices.
  Segment income increased $90 million, or 40%, as higher corrugated selling price/mix and productivity improvements were partially offset by cost inflation and other items, including $21 million of higher depreciation and amortization and an estimated $11 million impact of start-up issues following a major maintenance outage.
  North American box shipments increased 4.1% on a per day basis, including the impact of acquisitions.

Consumer Packaging Segment

	Three Months Ended
	June 30, 2018	June 30, 2017	Change

Segment net sales	$1,844.5	$1,520.7	$323.8

Segment income	$130.3	$94.8	$35.5
Depreciation	86.3	83.2	3.1
Amortization	55.3	38.6	16.7
Segment EBITDA	$271.9	$216.6	$55.3
Inventory step-up, net of LIFO	-	13.2	(13.2)
Adjusted Segment EBITDA	$271.9	$229.8	$42.1

Operating Highlights for the Three Months Ended June 30, 2018 compared to June 30, 2017:

  Segment sales increased $324 million, primarily due to a $290 million increase from acquisitions (principally the MPS acquisition).
  Segment income increased $36 million, or 37%, primarily due to income from acquisitions, productivity improvements, and higher volume and selling price/mix, which were partially offset by cost inflation. Consumer Packaging’s segment income in the third quarter of fiscal 2017 was reduced by $13 million as a result of an acquisition inventory step-up charge related to the MPS acquisition.
  Shipments of paperboard and converted products increased 6.9%, including 3.5% from organic growth.

Land and Development Segment

	Three Months Ended
	June 30, 2018	June 30, 2017	Change

Segment net sales	$64.8	$71.1	$(6.3)

Segment income	$9.9	$0.2	$9.7
Depreciation	0.4	0.2	0.2
Segment EBITDA	$10.3	$0.4	$9.9

WestRock expects to be substantially complete with the monetization strategy of its portfolio by the end of calendar 2018. We have excluded the results of the Land and Development segment from adjusted earnings per diluted share.

Conference Call

WestRock will host a conference call to discuss its results of operations for the third quarter of fiscal 2018 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on August 2, 2018. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-287-0804 (inside the U.S.) or 647-689-4463 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 4069427. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s 45,000 team members support customers around the world from more than 300 operating and business locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements (i) concerning our expectations that the planned acquisition of KapStone will close by the end of the calendar year, subject to obtaining antitrust clearance in the United States, KapStone stockholder approval and customary closing conditions, (ii) that we expect to substantially complete the monetization of our Land and Development portfolio by the end of calendar 2018, and (iii) we are on track to achieve our financial goals for the year and are well positioned to build on our success in fiscal 2019. With respect to these statements, WestRock has made assumptions regarding, among other things, economic, competitive and market conditions generally; volumes and price levels of purchases by customers; and competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: WestRock’s and KapStone’s ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of KapStone stockholder approval; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions; our desire or ability to continue to repurchase company stock; the impact of the Tax Cuts and Jobs Act; our ability to complete, and risks and uncertainties associated with, the proposed acquisition of KapStone; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net sales	$4,137.5	$3,695.6	$12,048.5	$10,799.1
Cost of goods sold	3,264.3	3,000.1	9,596.3	8,836.9
Selling, general and administrative, excluding intangible amortization	368.2	348.1	1,115.6	1,033.5
Selling, general and administrative intangible amortization	75.6	54.6	223.3	156.8
Multiemployer pension withdrawals	4.2	-	184.2	-
Pension lump sum settlement	-	-	-	28.7
Land and Development impairments	1.7	-	29.3	42.7
Restructuring and other costs	17.1	59.4	65.1	158.7
Operating profit	406.4	233.4	834.7	541.8
Interest expense, net	(76.7)	(56.1)	(219.8)	(163.1)
Gain on extinguishment of debt	0.9	2.0	-	1.9
Other income, net	9.7	0.7	13.3	3.1
Equity in income of unconsolidated entities	15.5	16.7	31.2	36.9
Gain on sale of HH&B	-	190.6	-	190.6
Income before income taxes	355.8	387.3	659.4	611.2
Income tax (expense) benefit	(84.5)	(60.7)	969.9	(107.9)
Consolidated net income	271.3	326.6	1,629.3	503.3
Less: Net (income) loss attributable to noncontrolling interests	(3.1)	1.5	(2.8)	8.8
Net income attributable to common stockholders	$268.2	$328.1	$1,626.5	$512.1

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$268.2	$328.1	$1,626.5	$512.1
Less: Distributed and undistributed income available to participating securities	-	-	(0.2)	-
Distributed and undistributed income available to common stockholders	$268.2	$328.1	$1,626.3	$512.1

Diluted weighted average shares outstanding	260.6	255.3	260.0	255.0

Diluted earnings per share	$1.03	$1.29	$6.25	$2.01

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net sales:

Corrugated Packaging	$2,290.5	$2,161.2	$6,713.4	$6,169.8
Consumer Packaging	1,844.5	1,520.7	5,412.2	4,586.2
Land and Development	64.8	71.1	102.9	225.1
Intersegment Eliminations	(62.3)	(57.4)	(180.0)	(182.0)
Total net sales	$4,137.5	$3,695.6	$12,048.5	$10,799.1

Income before income taxes:

Corrugated Packaging	$313.5	$223.9	$830.4	$524.9
Consumer Packaging	130.3	94.8	322.0	301.2
Land and Development	9.9	0.2	25.3	19.4
Total segment income	453.7	318.9	1,177.7	845.5

Multiemployer pension withdrawals	(4.2)	-	(184.2)	-
Pension lump sum settlement	-	-	-	(28.7)
Land and Development impairments	(1.7)	-	(29.3)	(42.7)
Restructuring and other costs	(17.1)	(59.4)	(65.1)	(158.7)
Non-allocated expenses	(8.8)	(9.4)	(33.2)	(36.7)
Interest expense, net	(76.7)	(56.1)	(219.8)	(163.1)
Gain on extinguishment of debt	0.9	2.0	-	1.9
Other income, net	9.7	0.7	13.3	3.1
Gain on sale of HH&B	-	190.6	-	190.6
Income before income taxes	$355.8	$387.3	$659.4	$611.2

WestRock Company Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Consolidated net income	$271.3	$326.6	$1,629.3	$503.3

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	317.1	275.2	942.5	814.3
Cost of real estate sold	56.7	63.8	83.8	188.4
Deferred income tax expense (benefit)	60.0	9.8	(1,162.7)	(45.7)
Gain on extinguishment of debt	(0.9)	(2.0)	-	(1.9)
Share-based compensation expense	15.3	15.5	49.2	50.0
Loss (gain) on disposal of plant and equipment and other, net	3.0	3.2	7.0	(5.3)
Equity in income of unconsolidated entities	(15.5)	(16.7)	(31.2)	(36.9)
Pension and other postretirement funding (more) than expense (income)	(24.6)	(24.1)	(74.4)	(34.1)
Multiemployer pension withdrawals	4.2	-	184.2	-
(Gain) loss on sale or deconsolidation of subsidiaries and affiliates	(12.3)	-	(10.8)	1.7
Gain on sale of HH&B	-	(190.6)	-	(190.6)
Cash surrender value increase in excess of premium paid	(6.4)	(9.2)	(23.5)	(27.6)
Impairment adjustments	1.5	5.5	11.9	50.5
Distributed earnings from equity investments	12.3	1.9	24.4	14.6
Other non-cash items	(10.5)	(10.8)	(10.7)	(32.5)
Land and Development impairments	1.7	-	29.3	42.7
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(66.8)	(47.5)	(114.3)	(138.3)
Inventories	42.2	19.3	(40.8)	(31.4)
Other assets	(38.7)	(14.9)	(88.1)	(67.7)
Accounts payable	56.3	71.6	(11.0)	290.3
Income taxes	(10.9)	27.6	83.2	37.9
Accrued liabilities and other	116.6	84.9	29.4	24.5
Net cash provided by operating activities	771.6	589.1	1,506.7	1,406.2

Investing activities:

Capital expenditures	(238.8)	(171.5)	(665.5)	(536.8)
Cash paid for purchase of businesses, net of cash acquired	(3.0)	(1,412.1)	(188.2)	(1,443.8)
Corporate-owned life insurance premium paid	-	(0.6)	(1.1)	(1.4)
Investment in unconsolidated entities	(0.1)	(0.8)	(111.1)	(2.2)
Cash related to sale or deconsolidation of subsidiary	-	-	(1.7)	-
Return of capital from unconsolidated entities	4.7	-	12.2	12.6
Proceeds from the sale of subsidiary and affiliates	24.0	9.3	24.0	9.3
Proceeds from the sale of HH&B	-	993.5	-	993.5
Proceeds from sale of property, plant and equipment	6.7	11.2	22.4	40.8
Net cash used for investing activities	(206.5)	(571.0)	(909.0)	(928.0)

Financing activities:

Proceeds from issuance of notes	-	-	1,197.3	-
(Repayments) additions to revolving credit facilities	(94.0)	452.4	0.3	518.0
Additions to debt	0.9	415.8	854.1	417.0
Repayments of debt	(12.3)	(945.8)	(2,022.7)	(1,121.7)
Changes in commercial paper, net	(63.3)	-	-	-
Other financing additions (repayments), net	4.2	3.4	(20.3)	11.2
Proceeds from settlement of hedge	30.7	-	30.7	-
Debt issuance costs	-	(2.1)	(24.0)	(2.1)
Issuances of common stock, net of related minimum tax withholdings	5.8	15.1	23.2	22.3
Purchases of common stock	(100.8)	-	(100.8)	(93.0)
Excess tax benefits from share-based compensation	-	1.5	-	3.0
Advances from (repayments to) unconsolidated entity	0.2	2.1	(0.7)	1.2
Cash dividends paid to shareholders	(110.3)	(100.5)	(329.7)	(301.6)
Cash distributions paid to noncontrolling interests	(18.0)	(23.8)	(26.6)	(45.9)
Net cash used for financing activities	(356.9)	(181.9)	(419.2)	(591.6)

Effect of exchange rate changes on cash and cash equivalents	(22.1)	3.7	(24.0)	(2.3)
Increase (Decrease) in cash and cash equivalents	186.1	(160.1)	154.5	(115.7)

Cash and cash equivalents at beginning of period	266.5	385.3	298.1	340.9

Cash and cash equivalents at end of period	$452.6	$225.2	$452.6	$225.2

Supplemental disclosure of cash flow information
Cash paid during the period for:
Income taxes, net of refunds	$39.0	$21.5	$108.8	$112.1
Interest, net of amounts capitalized	$16.1	$23.4	$151.2	$138.9

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	June 30,	September 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$452.6	$298.1
Restricted cash	-	5.9
Accounts receivable (net of allowances of $49.0 and $45.8)	1,980.8	1,886.8
Inventories	1,819.3	1,797.3
Other current assets	275.4	329.2
Assets held for sale	98.1	173.6
Total current assets	4,626.2	4,490.9

Property, plant and equipment, net	8,932.2	9,118.3
Goodwill	5,535.8	5,528.3
Intangibles, net	3,213.5	3,329.3
Restricted assets held by special purpose entities	1,282.6	1,287.4
Prepaid pension asset	426.7	368.0
Other assets	1,118.7	966.8
Total Assets	$25,135.7	$25,089.0

Liabilities and Equity
Current liabilities:
Current portion of debt	$ 594.4	$ 608.7
Accounts payable	1,484.0	1,492.1
Accrued compensation and benefits	363.1	416.7
Other current liabilities	526.0	492.3
Total current liabilities	2,967.5	3,009.8

Long-term debt due after one year	5,943.1	5,946.1
Pension liabilities, net of current portion	248.0	279.4
Postretirement medical liabilities, net of current portion	146.1	153.4
Non-recourse liabilities held by special purpose entities	1,155.8	1,161.9
Deferred income taxes	2,249.3	3,410.2
Other long-term liabilities	1,008.4	737.4
Redeemable noncontrolling interests	4.7	4.7

Total stockholders' equity	11,393.6	10,342.5
Noncontrolling interests	19.2	43.6
Total Equity	11,412.8	10,386.1
Total Liabilities and Equity	$25,135.7	$25,089.0

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA

WestRock uses “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA”.

Adjusted Segment EBITDA Margins

WestRock uses “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Set forth below is a reconciliation of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income for the quarter ended June 30, 2018 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,290.5	$1,844.5	$64.8	$(62.3)	$4,137.5
Less: Trade sales	(97.9)	-	-	-	(97.9)
Adjusted Segment Sales	$2,192.6	$1,844.5	$64.8	$(62.3)	$4,039.6

Segment income	$313.5	$130.3	$9.9	$ -	$453.7
Non-allocated expenses	-	-	-	(8.8)	(8.8)
Depreciation & amortization	171.9	141.6	0.4	3.2	317.1
Less: Deferred financing costs	-	-	-	(1.7)	(1.7)
Segment EBITDA	$485.4	$271.9	$10.3	$(7.3)	$760.3
Plus: Inventory step-up	-	-	-	-	-
Adjusted Segment EBITDA	$485.4	$271.9	$10.3	$(7.3)	$760.3

Segment EBITDA Margins	21.2%	14.7%
Adj. Segment EBITDA Margins	22.1%	14.7%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment sales	$2,054.4	$104.9	$131.2	$2,290.5
Less: Trade sales	(97.9)	-	-	(97.9)
Adjusted Segment Sales	$1,956.5	$104.9	$131.2	$2,192.6

Segment income	$296.2	$14.0	$3.3	$313.5
Depreciation & amortization	153.2	15.7	3.0	171.9
Segment EBITDA	$449.4	$29.7	$6.3	$485.4
Plus: Inventory step-up	-	-	-	-
Adjusted Segment EBITDA	$449.4	$29.7	$6.3	$485.4

Segment EBITDA Margins	21.9%	28.3%		21.2%
Adj. Segment EBITDA Margins	23.0%	28.3%		22.1%

Set forth below is a reconciliation of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income for the quarter ended June 30, 2017 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,161.2	$1,520.7	$71.1	$(57.4)	$3,695.6
Less: Trade sales	(86.6)	-	-	-	(86.6)
Adjusted Segment Sales	$2,074.6	$1,520.7	$71.1	$(57.4)	$3,609.0

Segment income	$223.9	$94.8	$0.2	$ -	$318.9
Non-allocated expenses	-	-	-	(9.4)	(9.4)
Depreciation & amortization	150.5	121.8	0.2	2.7	275.2
Less: Deferred financing costs	-	-	-	(1.1)	(1.1)
Segment EBITDA	$374.4	$216.6	$0.4	$(7.8)	$583.6
Plus: Inventory step-up	0.7	13.2	-	-	13.9
Adjusted Segment EBITDA	$375.1	$229.8	$0.4	$(7.8)	$597.5

Segment EBITDA Margins	17.3%	14.2%
Adj. Segment EBITDA Margins	18.1%	15.1%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment sales	$1,886.9	$110.3	$164.0	$2,161.2
Less: Trade sales	(86.6)	-	-	(86.6)
Adjusted Segment Sales	$1,800.3	$110.3	$164.0	$2,074.6

Segment income	$206.5	$11.8	$5.6	$223.9
Depreciation & amortization	132.0	15.9	2.6	150.5
Segment EBITDA	$338.5	$27.7	$8.2	$374.4
Plus: Inventory step-up	0.7	-	-	0.7
Adjusted Segment EBITDA	$339.2	$27.7	$8.2	$375.1

Segment EBITDA Margins	17.9%	25.1%		17.3%
Adj. Segment EBITDA Margins	18.8%	25.1%		18.1%

Adjusted Operating Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Operating Cash Flow”. Management believes this non-GAAP financial measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” to Net cash provided by operating activities for the three months ended June 30, 2018 (in millions):

Net cash provided by operating activities	$771.6
Plus: Cash Restructuring and other costs, net of income tax benefit of $3.9	11.1
Adjusted Operating Cash Flow	$782.7

Adjusted Net Income and Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance because they exclude restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate its performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) plus Noncontrolling interests, and Earnings per diluted share, respectively. This press release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions):

	Three Months Ended June 30, 2018

	Pre-Tax	Tax	Net of Tax
GAAP Results (1)	$ 355.8	$ (84.5)	$ 271.3
Impact of Tax Cuts and Jobs Act	-	4.1	4.1
Multiemployer pension withdrawal	4.2	(1.1)	3.1
Restructuring and other items	17.1	(4.4)	12.7
Land and Development operating results including impairment	(5.8)	1.6	(4.2)
Losses at closed plants and transition costs	0.8	(0.2)	0.6
Accelerated depreciation on major capital projects	6.8	(1.9)	4.9
Gain on extinguishment of debt	(0.9)	0.2	(0.7)
Gain on sale of waste services	(12.3)	3.7	(8.6)
Other	5.2	(0.8)	4.4
Adjusted Results	$ 370.9	$ (83.3)	$ 287.6
Noncontrolling interests			(3.1)
Adjusted Net Income			$ 284.5

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

	Three Months Ended June 30, 2017

	Pre-Tax	Tax	Net of Tax
GAAP Results (1)	$ 387.3	$ (60.7)	$ 326.6
Gain on sale of HH&B	(190.6)	-	(190.6)
Restructuring and other items	59.4	(19.3)	40.1
Inventory stepped-up in purchase accounting, net of LIFO	13.9	(3.7)	10.2
Land and Development operating results including impairment	1.3	(0.5)	0.8
Losses at closed plants and transition costs	1.9	(0.5)	1.4
Gain on extinguishment of debt	(2.0)	0.7	(1.3)
Other	1.9	(0.7)	1.2
Adjusted Results	$ 273.1	$ (84.7)	$ 188.4
Noncontrolling interests			1.5
Adjusted Net Income			$ 189.9

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation Earnings per diluted share to Adjusted earnings per diluted share.

	Three Months Ended
	June 30, 2018	June 30, 2017

Earnings per diluted share	$1.03	$1.29

Gain on sale of HH&B	-	(0.75)
Impact of Tax Cuts and Jobs Act	0.02	-
Multiemployer Pension Withdrawal	0.01	-
Restructuring and other items	0.05	0.16
Land and Development operating results including impairment	(0.02)	-
Losses at closed plants and transition costs	-	0.01
Inventory stepped-up in purchase accounting, net of LIFO	-	0.04
Accelerated depreciation on major capital projects	0.02	-
Gain on sale of waste services	(0.03)	-
Gain on extinguishment of debt	-	(0.01)
Other	0.01	-
Adjusted earnings per diluted share	$1.09	$0.74

Adjusted Tax Rate

WestRock uses the non-GAAP financial measure “Adjusted Tax Rate”. Management believes this non-GAAP financial measure is useful because it adjusts our GAAP effective tax rate to exclude the impact of restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. “Adjusted Tax Rate” is calculated as “Adjusted Tax Expense” divided by “Adjusted Pre-Tax Income”. WestRock believes that the most directly comparable GAAP measures to Adjusted Pre-Tax Income and Adjusted Tax Expense are “Income before income taxes” and “Income tax (expense) benefit”, respectively. Set forth in the tables above is a reconciliation of “Adjusted Tax Expense” to “Income tax (expense) benefit” for the three months ended June 30, 2018 and June 30, 2017. The results of which, are included in the table below to compute the “Adjusted Tax Rate” (in millions).

	Three Months Ended
	June 30, 2018	June 30, 2017

Adjusted pre-tax income	$370.9	$273.1
Adjusted tax expense	(83.3)	(84.7)
	$287.6	$188.4

Adjusted Tax Rate	22.5%	31.0%

CONTACT:

Investors: James Armstrong, 470-328-6327 Vice President, Investor Relations james.armstrong@westrock.com	Media: John Pensec, 470-328-6397 Director, Corporate Communications mediainquiries@westrock.com

John Stakel, 678-291-7901 Senior Vice President – Treasurer john.stakel@westrock.com